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                                                                   Exhibit 10.17

                     MANAGEMENT CONSULTING SERVICE AGREEMENT

PARTY A: Solarfun Power Holdings Co., Ltd.
ADDRESS: No.666 Linyang Road, Development Zone, Qidong, Jiangsu, China LEGAL REPRESENTATIVE: Lu Yonghua
TELEPHONE: 0513-83307688
FAX: 0513-83110367

PARTY B: Hony Capital II, L.P.
ADDRESS: 7F, Tower A, Raycom InfoTech Park, No.2, Ke Xue Yuan Road (South), Haidian District, Beijing
LEGAL REPRESENTATIVE: Liu Chuanzhi
TELEPHONE: 010-62509929
FAX: 010-62509181

     In order to assist Party A to improve its operations, after friendly communication and negotiation between two parties, Party B has agreed to provide Party A management consulting services on the following terms:

ARTICLE 1. Party A hereby hires Party B as its management consultant. Based on this agreement, Party B will offer management consulting services to Party A.

ARTICLE 2 Party B's consulting services include:

     2.1 Management consulting services: assisting Party A in its strategic development, improvement of internal management; and assisting Party A to achieve more international standards with regard to its operation to ensure its sustainable development.

     2.2 Sharing with Party A the management knowledge and experience of Party B and its parent company, Legend Holdings;

     2.3 Assisting in the IPO process by aiding the underwriters' team for Party A's IPO and facilitating the cooperation between Party A and the underwriter and helping to resolve any difficulties during the IPO.

     2.4 Party B will assign one of its partners, Deng Xihong (hereinafter, referred to as "Ms. Deng") to serve as the Executive Vice President of Party A for one year on a full-time basis. Ms. Deng shall assist Party A to build up a high quality international professional

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team for the International Business Division covering areas of purchasing of silicon materials and sales of silicon modules in the international market. Ms. Deng shall help facilitate the technical cooperation between Party A and leading solar energy or photovoltaic research institutes and assist in the formation of close cooperation R&D projects and help to introduce global talent to Party A. Ms. Deng shall also participate in the road show of Party A's IPO. Ms. Deng will report directly to the CEO of Party A, Lu Yonghua. During the employment period, Ms. Deng should assisting in identifying and recruiting suitable talent with a skill set comparable to Ms. Deng who could take over Ms. Deng's position and lead the expansion of the international business division in the future.

ARTICLE 3. Based on the services offered by Party B in this agreement, Party A will pay a service fee in the aggregate amount of RMB 2,000,000 (RMB Two Million) to Party B, which will be paid evenly on a monthly basis beginning upon signing of this agreement. Party B will also receive extra RMB 2,000,000 (RMB Two Million) by the end of the services period, and that could be accelerated in case of the quality of Party B's services reach Party A's request. Ms. Deng will receive from Party A a housing allowance and reimbursement of business trip expenses as incurred for rendering the services under this agreement. Such allowance and reimbursement will be provided by Party A to Ms. Deng and Party B will be responsible for the payment of any individual income taxes associated with providing the services under this agreement.

ARTICLE 5. Party B and Ms. Deng acknowledge that the information received from Party A pursuant to this agreement may be confidential and is for its use only, and Party B or Ms. Deng will not use such confidential information for purposes other than for purposes consistent with and in furtherance of this agreement or reproduce, disclose or disseminate such information to any other person (other than its affiliates, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this agreement, unless (i) Party A has made such information available to the public generally; or
     (ii) Party B or Ms. Deng is required to disclose such information by a law, Governmental Order or Governmental Authority.

ARTICLE 6. This agreement is effective as of November 18, 2006 and will terminate on

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     December 31, 2007 and the services described above shall be provided over this entire term.

ARTICLE 7. Party A and Party B further agree that:

1. Party B hereby guarantees that Ms. Deng is available to work in Party A until the end of 2007. If Party B identifies a capable candidate that Party A confirms to be a suitable replacement of Ms. Deng, Party A will permit Ms. Deng to leave Party A ahead of the completion of the period set forth herein.

2. If Ms. Deng decides to leave Party A on her volition prior to the expiration of the employment period, Party A may reduce the corresponding service fee paid to Party B in proportion to Ms. Deng's actual working period.

ARTICLE 8. This agreement shall be governed by and be interpreted in accordance with the laws of the People's Republic of China. The parties hereto shall settle any dispute arising from this agreement through friendly negotiation. If agreement cannot be reached, the parties may plight any disputes to the Court in the venue that sign this agreement.

ARTICLE 9. This agreement is signed in the English language in two (2) originals, and in the Chinese language in two (2) originals. The English language version shall govern. Each party will hold one original copy of the English version and one original copy of the Chinese version.

Party A: Solarfun Power Holdings Co., Ltd.


Authorized Representative: /s/ Yonghua Lu
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Party B: Hony Capital II, L. P.


Authorized Representative: /s/ authorized representative of Hony Capital II,
                               L.P.
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